Ex. 10.64

AMENDMENT TO CONTRACT OF SALE

THIS AMENDMENT TO CONTRACT OF SALE (“Amendment”) is dated effective this 26th day of June, 2006 and is executed by and between THE SUMMIT AT WINTER PARK LAND CO., LLC (“Seller”) and SILVERLEAF RESORTS, INC. (“Purchaser”).

W I T N E S S E T H:

WHEREAS, Seller and Purchaser have entered into that certain Contract of Sale with effective date of May 1, 2006 relating to Tracts D, E, F, and G, The Summit at Winter Park Ranch, Grand County, Colorado (the “Contract”); and

WHEREAS, Seller and Purchaser have agreed to modify the Contract as set forth hereinbelow;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Seller and Purchaser, Seller and Purchaser hereby agree as follows:

1.           Notwithstanding anything to the contrary contained in the Contract, Seller and Purchaser hereby agree that the Inspection Period (as defined and described in Article VI of the Contract) shall expire on July 31, 2006.

2.           a) Seller and Purchaser further agree that the Subject Property which is being purchased by Purchaser shall not be subject to or encumbered by any restrictive covenants which Seller may impose upon the property which it owns and is developing within The Summit at Winter Park Ranch subdivision, nor shall the Subject Property be a part of or required to participate in any homeowner’s association which is created by Seller for Seller’s project at The Summit at Winter Park Ranch.  Accordingly, on or before the date of closing, the Subject Property shall be released from and shall no longer be subject to (i) the declaration of protective covenants for The Summit at Winter Park Ranch which are recorded in Book 318, at Page 376 of the Real Property Records of Grand County, Colorado, and (ii) the bylaws for The Summit at Winter Park Ranch Property Owner’s Association which are recorded in Book 318 at Page 370 of the Real Property Records of Grand County, Colorado.  Notwithstanding the foregoing, however, Purchaser hereby agrees to contribute the sum of $6,000.00 per year, on or before January 1st of each calendar year, to the homeowner’s association which will be created by Seller to maintain the open space Tracts at The Summit at Winter Park Ranch subdivision.   This provision shall survive the Closing and remain the obligation of Purchaser, its successors and assigns, and shall be set forth as a deed restriction in the deed(s) delivered by Seller to Buyer pursuant to this Agreement.

  b) Purchaser, its successors and assigns,  shall be responsible for the management, control, maintenance, repair, replacement and improvements as defined on Exhibit “A” attached hereto and by this reference made a part hereof.  Exhibit “A” shall be recorded as a deed restriction on the deed(s) delivered by Seller to Purchaser hereunder, and shall remain a covenant on all property acquired by Purchaser hereunder.

3.           Seller and Purchaser further agree that, at Purchaser’s election and in order to assist Purchaser in connection with Purchaser’s development of a timeshare project on the Subject Property, Seller will cooperate with Purchaser in resubdividing or replatting the Subject Property so that the Subject Property is no longer part of the The Summit at Winter Park Ranch subdivision.  Purchaser shall keep Seller informed as to the status of the subdivision process and shall present a copy of any replat of the subdivision to Seller for its reasonable approval and signature prior to submission to municipal authorities for approval and recording; provided, however, that any replat of the subdivision shall not be recorded until such time as Purchaser has closed its acquisition of all of the Subject Property.  All costs of such subdivision/resubdivision shall be borne by Purchaser, including compliance with all county requirements therewith, application fees, survey and costs, and engineering fees.  Until Purchaser has closed on the all of the Subject Property, Purchaser shall not attempt to abandon or vacate the public right-of-way currently running between Tracts D, E, and F, and Tract G

4.           Except as amended and modified herein, the Contract continues in full force and effect.  Unless otherwise defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Contract.

5.           The parties may execute this Amendment in counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one and the same instrument.

IN WITNESS WHEREOF, Seller and Purchaser have executed this Amendment as of the day and year first above written.

SELLER:

SUMMIT AT WINTER PARK LAND CO., LLC,
a Colorado limited liability company

By:	Developing Equities Group, LLC,
Operating Manager

	By:	/S/ JEFFREY KIRKENDALL
	Name:	Jeffrey Kirkendall
	Its:	Manager

PURCHASER:

SILVERLEAF RESORTS, INC.,
a Texas corporation

By:	/S/ ROBERT E. MEAD
Name:	Robert E. Mead
Its:	CEO

List of Exhibits to Agreement not filed herewith:

Exhibit A                      Purchaser’s responsibilities